Exhibit 5.2

Robyn P. Turner
Vice President, Assistant General Counsel and Corporate Secretary

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Tel:   (973) 948-1766
Fax:   (973) 948-0282
E-mail: robyn.turner@selective.com

December 2, 2020

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Re:    Selective Insurance Group, Inc.

Post-Effective Amendment to Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President, Assistant General Counsel and Corporate Secretary of Selective Insurance Group, Inc., a New Jersey corporation (the “Company”). In such capacity, I have acted as the Company’s counsel in connection with the Company’s Registration Statement on Form S-3 (File No. 333-225452) (the “Initial Registration Statement”) filed on June 6, 2018, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Post-Effective Amendment No. 1 to be filed today (the “Post-Effective Amendment,” which together with the Initial Registration Statement, as amended by the Post-Effective Amendment, are the “Registration Statement”).

The Post-Effective Amendment amends the Initial Registration Statement to provide for the Company, from time to time to issue and sell, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), an unspecified amount of depositary receipts (the “Receipts”) representing fractional shares of the Company’s preferred stock, without par value (the “Depositary Shares”). The Depositary Shares may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more banks or trust companies to be named in the applicable Deposit Agreement (each, a “Bank Depositary”), which may be issued pursuant to a prospectus.

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents:

(a)	the Registration Statement, together with exhibits filed as a part thereof;

(b)	the Amended and Restated Certificate of Incorporation of the Company as currently in effect (the “Certificate of Incorporation”);

(c)	the By-Laws of the Company as currently in effect (the “By-Laws”); and

(d)	certain resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the filing of the Post-Effective Amendment.

I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the listed parties, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent set forth in the opinion below, the validity and binding effect on such parties. As to any facts relevant to this opinion that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

This opinion is limited to laws of the State of New Jersey normally applicable to the Depositary Shares covered by the Registration Statement and, to the extent required, any New Jersey judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion on the law of any jurisdiction other than Opined on Law or the effect of the law of any jurisdiction other than Opined on Law on this opinion. The Depositary Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Opined on Law in effect today, with your understanding that the Opined on Laws is subject to future change with possible retroactive effect.

Based upon and subject to the foregoing explanations, limitations, qualifications, exceptions, and assumptions, I am of the opinion that:

With respect to any Depositary Shares offered by the Company, including such indeterminate number of Depositary Shares as may be issued upon conversion, exchange or exercise, as applicable, of any of the Company’s securities, including the Company’s securities that may be issued pursuant to anti-dilution adjustments determined at the time of the offering (collectively, the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including by the Post-Effective Amendment and any other necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Depositary Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been authorized, executed and delivered by the Company and the other parties thereto; (iv) a Deposit Agreement relating to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement; (vi) the preferred stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company; (vii) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement, and the Offered Depositary Shares have been delivered to the applicable Bank Depositary for deposit in accordance with the applicable Deposit Agreement; and (viii) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of preferred stock with the Bank Depositary in accordance with the applicable Deposit Agreement, the Offered Depositary Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Deposit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued under the laws of the State of New Jersey.

I consent to (i) my name’s reference under the heading “Legal Matters” in the prospectus forming part of the Post-Effective Amendment and (ii) the filing of this opinion with the Commission as an exhibit to the Post-Effective Amendment. My consent, however, is not an admission that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

This opinion is expressed as of today, unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robyn P. Turner, Esq.
Robyn P. Turner, Esq.

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